UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 5, 2006

THERMADYNE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22378	74-2482571
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16052 Swingley Ridge Road, Suite 300 Chesterfield, Missouri		63017
(Address of principal executive offices)		(Zip Code)

(636) 728-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.              Entry into a Material Definitive Agreement.

On May 9, 2006, Thermadyne Holdings Corporation (the “Company”), Thermadyne Industries, Inc., their domestic subsidiaries and certain of their foreign subsidiaries (collectively with the Company, the “Thermadyne Parties”) amended its Second Amended and Restated Credit Agreement with General Electric Capital Corporation as Agent and Lender (the “GE Credit Agreement”) to (i) extend the time to provide the Agent and Lender the annual audited financials for the period ended December 31, 2005 until June 15, 2006, (ii) delete the EBITDA covenant from the agreement and modify the Minimum Fixed Charge coverage ratio and the Maximum Leverage Ratio covenants in the agreement and (iii) authorize the Company’s Consent Solicitation described in Item 8.01 below.

On May 9, 2006, the Thermadyne Parties amended its Second Lien Credit Agreement with Credit Suisse as Administrative Agent and Collateral Agent to (i) modify the Maximum Leverage Ratio covenants in the agreement and (ii) authorize the Company’s payment Consent Solicitation described in Item 8.01 below.

Copies of the amendments are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.  The foregoing summary of the terms of these amendments is qualified in its entirety by reference to Exhibits 4.1 and 4.2.

Item 8.01.                                          Other Events.

Form 12b-25

As previously disclosed, on March 15, 2006, the Company filed with the Securities and Exchange Commission (the “Commission”) a Notification of Late Filing on Form 12b-25 and a Current Report on Form 8-K indicating that the Company would be unable to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Annual Report”) by the March 16, 2005 deadline, and that it would endeavor to file such report by March 31, 2006.  On March 31, 2006, the Company filed with the Commission a Current Report on Form 8-K indicating that the Company would be unable to file its 2005 Annual Report by the March 31, 2006 extension deadline.

Today, the Company has filed a Notification of Late Filing on Form 12b-25 indicating it will be unable to file its Quarterly Report on Form 10-Q for the three months ending March 31, 2006 (the “Quarterly Report”) by the May 10, 2006 deadline.  The Company continues its efforts to complete its audited financial statements and to file its 2005 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the first quarter of 2006.

As previously disclosed, the Company was analyzing whether certain of its subsidiaries have been accurately applying U.S. GAAP to the accounting for foreign currency translations and that it required additional time to complete work necessary to support the financial statement consolidation process and to provide additional supporting analysis to the independent registered public accountants in connection with certain subsidiary account balances and their elimination on consolidation for 2005 and prior years.  As of May 9, 2006, the Company believes the prior year impact of the items reviewed will not require adjustments.

Indenture

On April 10, 2006, the Company received a notice of noncompliance from the Trustee under the Company’s Indenture (the “Indenture”), dated as of February 5, 2004, among the Company, certain subsidiaries of the Company as guarantors, and U.S. Bank National Association, as trustee, governing the Company’s outstanding 9¼% Senior Subordinated Notes due 2014 (the “Notes”), relating to the failure of the Company to timely file its 2005 Annual Report.  Under the terms of the Indenture, if an Event of Default occurs and is continuing, the Trustee or holders of at least 25% in principal amount of the Notes may declare the Notes due and payable.

On May 9, 2006, the Company initiated a consent solicitation (“Consent Solicitation”) seeking consents from the holders of the Notes to amend the Indenture to grant the Company until June 15, 2006 to file the 2005 Annual Report and any other reports then due, and waiving the default resulting from the failure of the Company to timely file the 2005 Annual Report.  In consideration for such consents, the Company is offering to consenting holders a consent fee of $2.50 for each $1,000 in principal amount of notes (the “Consent Fee”) and will further amend the Indenture to require the Company, subject to certain conditions, to annually use its Excess Cash Flow (as defined in the Indenture) either to make permanent repayments of its senior debt or to extend a repurchase offer to the holders of the Notes pursuant to which the Company will offer to repurchase outstanding Notes with the Company’s Excess Cash Flow (as defined in the Indenture) at a purchase price of 101% of their principal amount.  Approval of the amendment and waiver requires the consent of holders of a majority of the outstanding Notes.  As of May 10, 2006, the Company has received consents from holders of a majority of the outstanding Notes.  The expiration date for the Consent Solicitation is 5:00 p.m., EDT, on May 16, 2006 (the “Expiration Date”).  Holders whose consents are properly received and accepted (and not revoked) on or before the Expiration Date will be eligible to receive the Consent Fee.

OTC Bulletin Board

On May 5, 2006, the Company received notification that its common stock was moved from the OTC Bulletin Board (the “OTCBB”) to the Pink Sheets due to the Company’s untimely filing of its 2005 Annual Report.    The Company anticipates taking the necessary steps to have its common stock quoted on the OTCBB soon after filing its 2005 Annual Report and Quarterly Report.  Until this time, the Company’s trading symbol is “THMD.PK.”

The Company issued a press release on May 10, 2006 describing the events reported under this Item 8.01.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.  The information contained in the website cited in the press release is not a part of this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
4.1

Limited Consent and Fourteenth Amendment to the Second Amended and Restated Credit Agreement dated May 9, 2006 among Thermadyne Holdings Corporation, Thermadyne Industries, Inc. and certain of their subsidiaries and General Electric Capital Corporation as Agent and Lender

4.2

Amendment No. 14 to the Second Lien Credit Agreement dated May 9, 2006 among Thermadyne Holdings Corporation, Thermadyne Industries, Inc. and certain of their subsidiaries and Credit Suisse First Boston as Administrative Agent and Collateral Agent

99.1	Press Release, dated May 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2006

THERMADYNE HOLDINGS CORPORATION

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, General Counsel and Corporate Secretary